PRICING SUPPLEMENT No. T2013

(To the Underlying Supplement dated June 18, 2020,

Product Supplement No. I–B dated June 18, 2020,

Product Supplement No. I–C dated June 18, 2020,

Prospectus Supplement dated June 18, 2020 and

Prospectus dated June 18, 2020)

Equity Index and Fund Linked Securities

Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-238458-02 February 25, 2021

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

■  Linked to the lowest performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF (each referred to as a “Market Measure,” and collectively as the “Market Measures”)

■  Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the lowest performing Market Measure. The lowest performing Market Measure is the Market Measure that has the lowest Market Measure return (i.e., the lowest percentage change from its starting value to its ending value). The maturity payment amount will reflect the following terms:

■  If the value of the lowest performing Market Measure increases, you will receive the original offering price plus 258% participation in the upside performance of the lowest performing Market Measure.

■  If the value of the lowest performing Market Measure remains flat or decreases but the decrease is not more than 30%, you will be repaid the original offering price.

■  If the value of the lowest performing Market Measure decreases by more than 30%, you will have full downside exposure to the decrease in the value of the lowest performing Market Measure from its starting value, and you will lose more than 30%, and possibly all, of the original offering price of your securities.

■  Investors may lose more than 30%, and possibly all, of the original offering price.

■  Your return on the securities will depend solely on the performance of the lowest performing Market Measure. You will not benefit in any way from the performance of the better performing Market Measure. Therefore, you will be adversely affected if either Market Measure performs poorly, even if the other Market Measure performs favorably.

■  All payments on the securities are subject to the credit risk of Credit Suisse; if Credit Suisse defaults on its obligations, you could lose some or all of your investment.

■  No periodic interest payments or dividends

■  No exchange listing; designed to be held to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-12 of this pricing supplement and “Risk Factors” beginning on page PS-3 of the accompanying product supplements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, the product supplements, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)(2)	Proceeds to Issuer
Per Security	$1,000.00	$36.20	$963.80
Total	$2,768,000	$100,201.60	$2,667,798.40

(1) Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. WFS will receive an agent discount of $36.20 per security. The agent may resell the securities to other securities dealers at the original offering price less a concession of $25.00 per security. Such securities dealers may include those using the trade name Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the selling concession allowed to WFA, the agent will pay $1.20 per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA. See “Supplemental Plan of Distribution” in this pricing supplement for further information.

(2) Credit Suisse will pay a fee of $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Credit Suisse AG (“Credit Suisse”) currently estimates the value of each $1,000 original offering price of the securities on the pricing date is $952.50 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). See “Selected Risk Considerations” in this pricing supplement.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Wells Fargo Securities

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

Terms of the Securities

Market Measures:	The EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF (each referred to as a “Market Measure,” and collectively as the “Market Measures”). The EURO STOXX 50® Index is sometimes referred to herein as an “Index” and the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF are sometimes referred to herein as a “Fund” and collectively as the “Funds”.
Pricing Date:	February 25, 2021.
Issue Date:	March 2, 2021 (T+3).
Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with an original offering price of $1,000.
Calculation Day:	February 23, 2026, subject to postponement as described below under “—Postponement of the Calculation Day.” To the extent that we make any change to the expected pricing date or expected issue date, the calculation day may also be changed in our discretion to ensure that the term of the securities remains the same.
Stated Maturity:	March 2, 2026. If the calculation day is postponed for any Market Measure, the stated maturity will be the later of (i) March 2, 2026 and (ii) three business days after the last calculation day as postponed. See “—Postponement of the Calculation Day” below. To the extent that we make any change to the expected pricing date or expected issue date, the stated maturity may also be changed in our discretion to ensure that the term of the securities remains the same. If the stated maturity is not a business day, the maturity payment amount will be made on the next succeeding business day with the same force and effect as if it had been made at maturity. The securities are not subject to redemption by Credit Suisse or repayment at the option of any holder of the securities prior to maturity.
Maturity Payment Amount:

The “maturity payment amount” per security will equal:

•    if the ending value of the lowest performing Market Measure is greater than its starting value: $1,000 plus

$1,000 × Market Measure return of the lowest performing Market Measure × participation rate;

•    if the ending value of the lowest performing Market Measure is less than or equal to its starting value, but greater than or equal to its threshold value: $1,000; or

•    if the ending value of the lowest performing Market Measure is less than its threshold value: $1,000 plus

$1,000 × Market Measure return of the lowest performing Market Measure

If the ending value of the lowest performing Market Measure is less than its threshold value, you will lose more than 30%, and possibly all, of the original offering price of your securities at maturity.

All calculations with respect to the maturity payment amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the maturity payment amount will be rounded to the nearest cent, with one-half cent rounded upward.

All payments on the securities are subject to the credit risk of Credit Suisse; if Credit Suisse defaults on its obligations, you could lose some or all of your investment.

Lowest Performing Market Measure:	The “lowest performing Market Measure” will be the Market Measure with the lowest Market Measure return.
Market Measure Return:	With respect to a Market Measure, ending value – starting value starting value

PRS-2

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

Closing Value:	With respect to the Index on any trading day, its closing level on that trading day; and with respect to a Fund on any trading day, its fund closing price on that trading day.
Closing Level:	With respect to the Index, “closing level” has the meaning set forth in Product Supplement No. I–B dated June 18, 2020.
Fund Closing Price:	The “fund closing price” with respect to a Fund on any trading day means the product of (i) the closing price of one share of such Fund (or one unit of any other security for which a fund closing price must be determined) on such trading day and (ii) the adjustment factor applicable to such Fund on such trading day.
Closing Price:	The “closing price” for one share of a Fund (or one unit of any other security for which a closing price must be determined) on any trading day means the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such Fund (or any such other security) is listed or admitted to trading.
Adjustment Factor:	The “adjustment factor” means, with respect to a share of a Fund (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of such Fund. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to the Funds; Alternate Calculation” below.
Starting Value:

With respect to the EURO STOXX 50® Index: 3685.28, its closing value on the pricing date.

With respect to the iShares® MSCI EAFE® ETF: $75.07, its closing value on the pricing date.

With respect to the iShares® MSCI Emerging Markets ETF: $54.46, its closing value on the pricing date.

Ending Value:	The “ending value” of a Market Measure will be its closing value on the calculation day.
Threshold Value:

With respect to the EURO STOXX 50® Index: 2579.696, which is equal to 70% of its starting value.

With respect to the iShares® MSCI EAFE® ETF: $52.549, which is equal to 70% of its starting value.

With respect to the iShares® MSCI Emerging Markets ETF: $38.122, which is equal to 70% of its starting value.

Participation Rate:	The “participation rate” is 258%.
Postponement of the Calculation Day:	If the calculation day is not a trading day with respect to any Market Measure, the calculation day for each Market Measure will be postponed to the next succeeding day that is a trading day with respect to each Market Measure. The calculation day for a Market Measure is also subject to postponement due to the occurrence of a market disruption event with respect to such Market Measure, as set forth in “Additional Terms of the Securities—Postponement of the Calculation Day.”
Calculation Agent:	Credit Suisse International
No Listing:	The securities will not be listed on any securities exchange or automated quotation system.
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations” herein.
Supplemental Plan of Distribution:

Under the terms of the distributor accession confirmation with WFS dated as of August 1, 2016, WFS will act as agent for the securities and will receive an agent discount of $36.20 per security. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession of $25.00 per security. Such securities dealers may include WFA (the trade name of the retail brokerage business of WFS affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). WFS will

PRS-3

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

pay $1.20 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, Credit Suisse will pay a fee of $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We expect to deliver the securities against payment for the securities on the issue date indicated herein, which may be a date that is greater than two business days following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the issue date is more than two business days after the pricing date, purchasers who wish to transact in the securities more than two business days prior to the issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The securities and the related offer to purchase securities and sale of securities under the terms and conditions provided in this pricing supplement and the accompanying underlying supplement, product supplements, prospectus supplement and prospectus do not constitute a public offering in any non-U.S. jurisdiction, and are being made available only to individually identified investors pursuant to a private offering as permitted in the relevant jurisdiction. The securities are not, and will not be, registered with any securities exchange or registry located outside of the United States and have not been registered with any non-U.S. securities or banking regulatory authority. The contents of this pricing supplement have not been reviewed or approved by any non-U.S. securities or banking regulatory authority. Any person who wishes to acquire the securities from outside the United States should seek the advice or legal counsel as to the relevant requirements to acquire these securities.

Notice to Prospective Investors in Argentina

The securities are not and will not be marketed in Argentina by means of a public offering, as such term is defined under Section 2 of Law Number 26,831, as amended. No application has been or will be made with the Argentine Comisión Nacional de Valores, the Argentine securities governmental authority, to offer the securities in Argentina. The contents of this pricing supplement have not been reviewed by the Argentine Comisión Nacional de Valores.

Notice to Prospective Investors in Brazil

The securities have not been and will not be issued nor publicly placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, have not been and will not be registered with the Comissão de Valores Mobiliáros (“CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the securities in Brazil is not legal without prior registration under Law 6,385/76, and CVM applicable regulation. Documents relating to the offering of the securities, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the securities is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the securities to the public in Brazil. Persons wishing to offer or acquire the securities within Brazil should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.

Notice to Prospective Investors in the British Virgin Islands

The securities have not been, and will not be, registered under the laws and regulations of the British Virgin Islands, nor has any regulatory authority in the British Virgin Islands passed comment upon or approved the accuracy or adequacy of this pricing supplement. This pricing supplement shall not constitute an offer, invitation or solicitation to any member of the public in the British Virgin Islands for the purposes of the Securities and Investment Business Act, 2010, of the British Virgin Islands.

Notice to Prospective Investors in Chile

Neither the issuer nor the securities have been registered with the Comisión Para el Mercado Financiero pursuant to Law No. 18.045, the Ley de Mercado de Valores and regulations thereunder, so they cannot be publicly offered in Chile. This pricing supplement does not constitute an offer of, or an invitation to subscribe for or purchase, the securities in the republic of Chile, other than to individually identified buyers pursuant to a

PRS-4

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

private offering within the meaning of Article 4 of the Ley de Mercado de Valores (an offer that is not addressed to the public at large or to a certain sector or specific group of the public).

Notice to Prospective Investors in Mexico

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying underlying supplement, product supplements, prospectus supplement and prospectus may not be publicly distributed in Mexico. The securities may only be offered in a private offering pursuant to Article 8 of the Securities Market Law.

Notice to Prospective Investors in Panama

The securities have not been and will not be registered with the Superintendency of Securities Market of the Republic of Panama under Decree Law N°1 of July 8, 1999 (the “Panamanian Securities Act”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Act, including the private placement rule based on number 2 of Article 83 of Law Decree 1 of July 8, 1999 (or number 2 of Article 129 of the Unified Text of Law Decree 1 of July 8, 1999). The securities do not benefit from the tax incentives provided by the Panamanian Securities Act and are not subject to regulation or supervision by the Superintendency of Securities Market of the Republic of Panama.

Notice to Prospective Investors in Paraguay

The sale of the securities qualifies as a private placement pursuant to Law No. 5810/17 “Stock Market”. The securities must not be offered or sold to the public in Paraguay, except under circumstances which do not constitute a public offering in accordance with Paraguayan regulations. The securities are not and will not be registered before the Paraguayan securities supervisory body Comisión Nacional de Valores (“CNV”) the Paraguayan private stock exchange Bolsa de Valores y Productos de Asunción (“BVPASA”). The issuer is also not registered before the CNV or the BVPASA.

In no case may securities not registered before the CNV be offered to the general public via mass media such as press, radio, television, or internet when such media are publicly accessible in the Republic of Paraguay, regardless of the location from where they are issued.

The privately placed securities are not registered with the National Securities Commission, and therefore do not have tax benefits and are not negotiable through the BVPASA. Privately placed securities may have less liquidity, making it difficult to sell such securities in the secondary market, which could also affect the sale price. Private securities of issuers not registered before the CNV may not have periodic financial information or audited financial statements, which could generate greater risk to the investor due to the asymmetry of information. It is the responsibility of the investor to ascertain and assess the risk assumed in the acquisition of the security.

Notice to Prospective Investors in Peru

The securities have not been and will not be registered with the Capital Markets Public Registry of the Capital Markets Superintendence (“SMV”) nor the Lima Stock Exchange Registry (“RBVL”) for their public offering in Peru under the Peruvian Capital Markets Law (Law No. 861/ Supreme Decree No. 093-2002) and the decrees and regulations thereunder. Consequently, the securities may not be offered or sold, directly or indirectly, nor may this pricing supplement or any other offering material relating to the securities be distributed or caused to be distributed in Peru to the general public. The securities may only be offered in a private offering under Peruvian regulation and without using mass marketing, which is defined as a marketing strategy utilizing mass distribution and mass media to offer, negotiate or distribute securities to the whole market. Mass media includes newspapers, magazines, radio, television, mail, meetings, social networks, Internet servers located in Peru, and other media or technology platforms.

Notice to Prospective Investors in Taiwan

PRS-5

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

The securities may be made available outside Taiwan for purchase by Taiwan residents outside Taiwan but may not be offered or sold in Taiwan.

Notice to Prospective Investors in Uruguay

The sale of the securities qualifies as a private placement pursuant to section 2 of Uruguayan law 18,627. The securities must not be offered or sold to the public in Uruguay, except in circumstances which do not constitute a public S-31 offering or distribution under Uruguayan laws and regulations. The securities are not and will not be registered with the Financial Services Superintendency of the Central Bank of Uruguay.

Denominations:	$1,000 and any integral multiple of $1,000.
Events of Default:

With respect to these securities, the first bullet of the first sentence of “Description of Debt Securities—Events of Default” in the accompanying prospectus is amended to read in its entirety as follows:

•      a default in payment of the principal or any premium on any debt security of that series when due, and such default continues for 30 days;

CUSIP:	22552X7C1

PRS-6

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with the underlying supplement dated June 18, 2020, the product supplements dated June 18, 2020, the prospectus supplement dated June 18, 2020 and the prospectus dated June 18, 2020, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying Supplement dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000095010320011950/dp130454_424b2-eus.htm

•	Product Supplement No. I–B dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000095010320011955/dp130588_424b2-ps1b.htm

•	Product Supplement No. I–C dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000095010320011958/dp130587_424b2-ps1c.htm

•	Prospectus Supplement and Prospectus dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000110465920074474/tm2019510-8_424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the underlying supplement, any accompanying product supplement, the prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in any accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

PRS-7

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

Investor Considerations

We have designed the securities for investors who:

▪	seek an investment with 258% leveraged exposure to the upside performance of the lowest performing Market Measure if its ending level is greater than its starting level;

▪	understand that if the ending value of the lowest performing Market Measure is less than its threshold value, they will be fully exposed to the decline in the lowest performing Market Measure from its starting value to its ending value and will lose more than 30%, and possibly all, of the original offering price at maturity;

▪	understand that the return on the securities will depend solely on the performance of the Market Measure that is the lowest performing Market Measure and that they will not benefit in any way from the performance of the better performing Market Measure;

▪	understand that the securities are riskier than alternative investments linked to only one of the Market Measures or linked to a basket composed of each Market Measure;

▪	understand and are willing to accept the full downside risks of each Market Measure;

▪	are willing to forgo interest payments on the securities and dividends on securities included in the Index and dividends on shares of the Funds; and

▪	are willing to hold the securities to stated maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

▪	seek an investment that produces periodic interest or coupon payments or other sources of current income;

▪	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

▪	require full payment of the original offering price of the securities at maturity;

▪	are unwilling to accept the risk that the ending value of the lowest performing Market Measure may be less than its threshold value;

▪	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;

▪	seek exposure to a basket composed of each Market Measure or a similar investment in which the overall return is based on a blend of the performances of the Market Measures, rather than solely on the lowest performing Market Measure;

▪	are unwilling to accept the risk of exposure to equity markets, including the Eurozone equity market and the large- and mid- capitalization segments of developed equity markets, excluding the United States and Canada;

▪	seek an investment that entitles you to dividends on securities included in the Index and dividends on shares of the Funds;

▪	are unwilling to accept the credit risk of Credit Suisse; or

▪	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-8

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

Supplemental Terms of the Securities

For purposes of the securities offered by this pricing supplement, all references to each of the following terms used in the accompanying product supplements will be deemed to refer to the corresponding term used in this pricing supplement, as set forth in the table below:

Product Supplement Term	Pricing Supplement Term
Underlying	Market Measure
Trade date	Pricing date
Principal amount	Original offering price
Valuation date	Calculation day
Maturity date	Stated maturity
Lowest performing underlying	Lowest performing Market Measure
Initial level	Starting value
Final level	Ending value
Knock-in level	Threshold value
Closing level	Closing value
Upside participation rate	Participation rate

PRS-9

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

Determining the Maturity Payment Amount

At maturity, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Market Measure is the lowest performing Market Measure. The lowest performing Market Measure is the Market Measure with the lowest Market Measure return. The Market Measure return of a Market Measure is the percentage change from its starting value to its ending value.

Step 2: Calculate the maturity payment amount based on the ending value of the lowest performing Market Measure, as follows:

PRS-10

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

The following profile illustrates the potential maturity payment amount on the securities for a range of hypothetical performances of the lowest performing Market Measure and is based on a participation rate of 258% and a threshold value for the lowest performing Market Measure equal to 70% of its starting value. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending value of the lowest performing Market Measure. The performance of the better performing Market Measure is not relevant to your return on the securities.

Market Measure Performance of Lowest Performing Market Measure
Hypothetical Security Return
100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return at Maturity
30% contingent downside protection
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
100%
Market Measure Performance of Lowest Performing Market Measure

PRS-11

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and any accompanying product supplement, the prospectus supplement and prospectus, including the documents they incorporate by reference. An investment in the securities involves significant risks. This section describes material risks relating to an investment in the securities.

Risks Relating to the Securities Generally

If The Ending Value Of The Lowest Performing Market Measure Is Less Than Its Threshold Value, You May Lose Some Or All Of The Original Offering Price Of Your Securities At Maturity.

If the ending value of the lowest performing Market Measure is less than its threshold value, you will be fully exposed to any depreciation in the lowest performing Market Measure. In this case, the maturity payment amount you will be entitled to receive will be less than the original offering price of your securities, and you could lose your entire investment. It is not possible to predict whether the ending value of the lowest performing Market Measure will be less than its threshold value and, in such case, by how much the value of the lowest performing Market Measure has decreased from its starting value to its ending value. Any payment on the securities is subject to our ability to pay our obligations as they become due.

Regardless Of The Amount Of Any Payment You Receive On The Securities, Your Actual Yield May Be Different In Real Value Terms.

Inflation may cause the real value of any payment you receive on the securities to be less at maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

The Securities Do Not Provide For Interest Payments.

Unlike conventional debt securities, the securities do not provide for interest payments. Thus, the securities are not a suitable investment for investors who require income payments.

The Securities Are Subject To The Full Risks Of Each Market Measure And Will Be Negatively Affected If Any Market Measure Performs Poorly, Even If The Other Market Measures Perform Favorably.

You are subject to the full risks of each Market Measure. If any Market Measure performs poorly, you will be negatively affected, even if the other Market Measures perform favorably. The securities are not linked to a basket composed of the Market Measures, where the better performance of one Market Measure could offset the poor performance of the other. Instead, you are subject to the full risks of whichever Market Measure is the lowest performing Market Measure. For example, if one Market Measure appreciates from its starting value to its ending value, but the ending value of the lowest performing Market Measure is less than its threshold value, you will be exposed to the depreciation of the lowest performing Market Measure and you will not benefit from the performance of any other Market Measure. As a result, the securities are riskier than an alternative investment linked to only one of the Market Measures or linked to a basket composed of each Market Measure. Each additional Market Measure to which the securities are linked increases the risk that the securities will perform poorly. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Market Measure.

It is impossible to predict the relationship between the Market Measures. If the performances of the Market Measures exhibit no correlation to each other, it is more likely that one of the Market Measures will cause the securities to perform poorly. However, if the performances of the equity securities included in each Market Measure are related such that the performances of the Market Measures are correlated, then there is less likelihood that only one Market Measure will cause the securities to perform poorly. Furthermore, to the extent that each Market Measure represents a different market segment or market sector, the risk of one Market Measure performing poorly is greater. As a result, you are not only taking market risk on each Market Measure, you are also taking a risk relating to the relationship among the Market Measures.

Your Return On The Securities Will Depend Solely On The Performance Of The Market Measure That Is The Lowest Performing Market Measure, And You Will Not Benefit In Any Way From The Performance Of The Better Market Measures.

Your return on the securities will depend solely on the performance of the Market Measure that is the lowest performing Market Measure. You will not benefit in any way from the performance of the better performing Market Measures. The securities may underperform an alternative investment linked to a basket composed of the Market Measures, since in such case the performance of the better performing Market Measures would be blended with the performance of the lowest performing Market Measure, resulting in a better return than the return of the lowest performing Market Measure alone.

PRS-12

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

More Favorable Terms Are Generally Associated With Greater Expected Volatility, And Can Indicate A Greater Risk Of Loss.

“Volatility” refers to the frequency and magnitude of changes in the value of a Market Measure. The greater the expected volatility with respect to a Market Measure on the pricing date, the higher the expectation as of the pricing date that the closing value of such Market Measure could be less than its threshold value on the calculation day, indicating a higher expected risk of loss on the securities. This greater expected risk will generally be reflected in more favorable terms (such as lower threshold values) than for similar securities linked to the performance of a Market Measure with a lower expected volatility as of the pricing date. You should therefore understand that relatively lower threshold values may not necessarily indicate that the securities have a greater likelihood of a return of principal at maturity. The volatility of a Market Measure can change significantly over the term of the securities. The values of the Market Measures for your securities could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Market Measures and the potential to lose a significant portion, and possibly all, of the original offering price per security at maturity.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are treated as “open transactions.” If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Even if the treatment of the securities described herein is respected, there is a substantial risk that a security will be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.” Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Risks Relating to the Market Measures

Historical Performance Of Any Market Measure Is Not Indicative Of Future Performance.

The future performance of any Market Measure cannot be predicted based on its historical performance. We cannot guarantee that the closing value or ending value of any Market Measure will be at a value that would result in a positive return on your overall investment in the securities.

We Cannot Control The Actions Of Any Issuers Whose Equity Securities Are Included In Or Held By The Market Measures.

We cannot control the actions of any issuers of the equity securities included in or held by the Market Measures. Actions by such issuers may have an adverse effect on the values of the Market Measures and, consequently, on the value of the securities.

No Ownership Rights Relating To The Market Measures.

Your return on the securities will not reflect the return you would realize if you actually owned shares of the Funds or the equity securities that comprise the Market Measures. The return on your investment is not the same as the total return you would receive based on the purchase of shares of the Funds or the equity securities that comprise the Market Measures.

No Dividend Payments Or Voting Rights.

As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to shares of the Funds or the equity securities that comprise the Market Measures.

We And Our Affiliates Generally Do Not Have Any Affiliation With The Index Or Index Sponsor And Are Not Responsible For Its Public Disclosure of Information.

We and our affiliates generally are not affiliated with the Index or index sponsor in any way (except for licensing arrangements) and have no ability to control or predict its actions, including any errors in or discontinuance of disclosure regarding its methods or policies.

Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Index contained in any public disclosure of information. You, as an investor in the securities, should make your own investigation into the Index.

Changes To The Index Could Adversely Affect The Securities.

The index sponsor can add, delete or substitute the components included in the Index, make other methodological changes that could change the level of the Index, or discontinue or suspend calculation or dissemination of the Index at any time. If one or more of these

PRS-13

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

events occurs, the calculation of the maturity payment amount will be adjusted to reflect such event or events. Please refer to “Additional Terms of the Securities—Adjustments to the Index” and “Additional Terms of the Securities—Discontinuance of the Index” herein. Any of these actions could adversely affect the amount payable in respect of the securities and/or the value of the securities.

The Closing Level Of The Index Will Not Be Adjusted For Changes In Exchange Rates Relative To The U.S. Dollar Even Though The Equity Securities Included In The Index Are Traded In A Foreign Currency And The Securities Are Denominated In U.S. Dollars.

The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the equity securities included in the Index are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.

Foreign Securities Markets Risk.

Some or all of the equity securities included in the Market Measures are issued by foreign companies and trade in foreign securities markets. Investments in the securities therefore involve risks associated with the securities markets in those countries, including risks of volatility in those markets, government intervention in those markets and cross shareholdings in companies in certain countries. Also, foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The equity securities included in the Market Measures may be more volatile than domestic equity securities and may be subject to different political, market, economic, exchange rate, regulatory and other risks, including changes in foreign governments, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of foreign countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. These factors may adversely affect the values of the equity securities included in the Market Measures, and therefore the performance of the Market Measures and the value of the securities.

There Are Risks Associated With The Funds.

Although shares of the Funds are listed for trading on a national securities exchange and a number of similar products have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any Fund or that there will be liquidity in the trading market. The Funds are subject to management risk, which is the risk that a Fund’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. Pursuant to each Fund’s investment strategy or otherwise, its investment advisor may add, delete or substitute the equity securities held by such Fund. Any of these actions could adversely affect the price of the shares of such Fund and consequently the value of the securities. For additional information on the Funds, see “The iShares® MSCI EAFE® ETF” and “The iShares® MSCI Emerging Markets ETF” herein.

Under continuous listing standards adopted by the NYSE Arca, each Fund will be required to confirm on an ongoing basis that the securities included in its tracked index satisfy the applicable listing requirements. In the event that a tracked index does not comply with the applicable listing requirements, such Fund would be required to rectify such non-compliance by requesting that such tracked index sponsor modify such tracked index, transitioning to a new tracked index or obtaining relief from the SEC. There can be no assurance that such tracked index sponsor would modify such tracked index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in such Fund being delisted by the NYSE Arca.

The Performance And Market Value Of Each Fund, Particularly During Periods Of Market Volatility, May Not Correlate To The Performance Of Its Tracked Index.

Each Fund will generally invest in all of the equity securities included in the index tracked by such Fund (each such index, a “tracked index”), but may not fully replicate such tracked index. There may be instances where a Fund’s investment advisor may choose to overweight another stock in such Fund’s tracked index, purchase securities not included in such Fund’s tracked index that such investment advisor believes are appropriate to substitute for a security included in such tracked index or utilize various combinations of other available investment techniques. In addition, the performance of each Fund will reflect additional transaction costs and fees that are not included in the calculation of such Fund’s tracked index. Finally, because the shares of each Fund are traded on a national securities exchange and are subject to market supply and investor demand, the market value of one share of each Fund may differ from the net asset value per share of such Fund.

During periods of market volatility, securities held by each Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of such Fund and the liquidity of such Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares in each Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of each Fund. As a result, under these circumstances, the market value of shares of each Fund may vary substantially from the net

PRS-14

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

asset value per share of such Fund. For all the foregoing reasons, the performance of each Fund may not correlate with the performance of its tracked index. For additional information on the Funds, see “The iShares® MSCI EAFE® ETF” and “The iShares® MSCI Emerging Markets ETF” herein.

Currency Exchange Risk.

Because the prices of the equity securities included in each Fund are converted into U.S. dollars for purposes of calculating the fund closing prices of the Funds, investors will be exposed to currency exchange rate risk with respect to each of the currencies in which the equity securities included in the Funds trade. Currency exchange rates may be highly volatile, particularly in relation to emerging or developing nations’ currencies and, in certain market conditions, also in relation to developed nations’ currencies. Significant changes in currency exchange rates, including changes in liquidity and prices, can occur within very short periods of time. Currency exchange rate risks include, but are not limited to, convertibility risk, market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. These factors may adversely affect the values of the equity securities included in the Funds, the fund closing prices of the Funds and the value of the securities.

Emerging Markets Risk

The iShares® MSCI Emerging Markets ETF is exposed to the political and economic risks of emerging market countries. In recent years, some emerging markets have undergone significant political, economic and social upheaval. Such far-reaching changes have resulted in constitutional and social tensions and, in some cases, instability and reaction against market reforms has occurred. With respect to any emerging market nation, there is the possibility of nationalization, expropriation or confiscation, political changes, government regulation and social instability. There can be no assurance that future political changes will not adversely affect the economic conditions of an emerging market nation. Political or economic instability could have an adverse effect on the performance of the securities.

Anti-Dilution Protection Is Limited.

The calculation agent will make anti-dilution adjustments for certain events affecting the Funds. However, an adjustment will not be required in response to all events that could affect the Funds. If an event occurs that does not require the calculation agent to make an adjustment, or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the value of the securities may be materially and adversely affected. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to the Funds; Alternate Calculation” herein.

Risks Relating to the Issuer

The Securities Are Subject To The Credit Risk Of Credit Suisse.

Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

Credit Suisse Is Subject To Swiss Regulation.

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

Risks Relating to Conflicts of Interest

Hedging And Trading Activity Could Adversely Affect Our Payment To You At Maturity.

Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may carry out hedging activities related to the securities, including in the Funds or instruments related to the Market Measures. Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may also trade in the Funds or instruments related to the Market Measures from time to time. Any of these hedging or trading activities on or prior to the pricing date and during the term of the securities could adversely affect our payment to you at maturity.

Our Economic Interests Are Potentially Adverse To Your Interests.

PRS-15

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

Unpredictable Economic And Market Factors Will Affect The Value Of The Securities.

The payout on the securities can be replicated using a combination of the components described in “The Estimated Value Of The Securities On The Pricing Date Is Less Than The Original Offering Price.” Therefore, in addition to the values of any Market Measure, the terms of the securities at issuance and the value of the securities prior to maturity may be influenced by factors that impact the value of fixed income securities and options in general such as:

o	the expected and actual volatility of the Market Measures;

o	the expected and actual correlation, if any, between the Market Measures;

o	the time to maturity of the securities;

o	the dividend rate on the equity securities included in the Market Measures;

o	interest and yield rates in the market generally;

o	investors’ expectations with respect to the rate of inflation;

o	geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the components included in the Market Measures or markets generally and which may affect the values of the Market Measures; and

o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

The Estimated Value Of The Securities On The Pricing Date Is Less Than The Original Offering Price.

The initial estimated value of your securities on the pricing date (as determined by reference to our pricing models and our internal funding rate) is less than the original offering price. The original offering price of the securities includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the pricing date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using proprietary pricing models dependent on inputs such as volatility, correlation, dividend rates, interest rates and other factors, including assumptions about future market events and/or environments. These inputs may be market-observable or may be based on assumptions made by us in our discretionary judgment. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers

Effect Of Interest Rate Used In Structuring The Securities.

The internal funding rate we use in structuring securities such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the pricing date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if

PRS-16

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

we post a bid to repurchase your securities in secondary market transactions. See “The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Credit Suisse Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market” below.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Credit Suisse Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

If Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) bid for your securities in secondary market transactions, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the original offering price and the estimated value of the securities on the pricing date. Neither Credit Suisse (or any of its affiliates) nor WFS (or any of its affiliates) is obligated to make a secondary market. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which Credit Suisse or WFS would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models, the related inputs and other factors, including our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is higher than our secondary market credit spreads, our secondary market bid for your securities could be less favorable than what other dealers might bid because, assuming all else equal, we use the higher internal funding rate to price the securities and other dealers might use the lower secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the pricing date, the secondary market price of your securities will be lower than the original offering price because it will not include any discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs, which may include discounts and commissions that were included in the original offering price, and that higher price may also be initially used for account statements or otherwise. Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately five months.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

The Stated Maturity May Be Postponed If The Calculation Day Is Postponed.

If a postponement occurs with respect to the calculation day for any Market Measure, then the stated maturity will be the later of (i) the initial stated maturity and (ii) three business days after the last calculation day as postponed. For additional information, see “Additional Terms of the Securities—Postponement of the Calculation Day” and “Terms of the Securities—Postponement of the Calculation Day” herein.

Postponement Of Certain Dates May Adversely Affect Your Return.

If the calculation agent determines that a market disruption event has occurred or that the calculation day is not a trading day, it is possible that the calculation day and stated maturity will be postponed, and your return could be adversely affected. No payments will be payable as a result of such postponement. For additional information, see “Additional Terms of the Securities—Postponement of the Calculation Day” and “Terms of the Securities—Postponement of the Calculation Day” herein.

The Securities Will Not Be Listed On Any Securities Exchange And A Trading Market For The Securities May Not Develop.

The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

PRS-17

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the pricing date and during the term of the securities (including on the calculation day) could adversely affect the values of the Market Measures and, as a result, could decrease the amount you may receive on the securities at maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in the accompanying product supplements.

PRS-18

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

Hypothetical Returns

The following table illustrates, for a participation rate of 258%, a threshold value for the lowest performing Market Measure equal to 70% of its starting value and a range of hypothetical Market Measure returns of the lowest performing Market Measure, the hypothetical maturity payment amount per security.

Hypothetical Market Measure return of the lowest performing Market Measure	Hypothetical maturity payment amount per security	Hypothetical pre-tax rate of return
100%	$3,580	258%
90%	$3,322	232.20%
80%	$3,064	206.40%
70%	$2,806	180.60%
60%	$2,548	154.80%
50%	$2,290	129%
40%	$2,032	103.20%
30%	$1,774	77.40%
20%	$1,516	51.60%
10%	$1,258	25.80%
0%	$1,000	0%
-10%	$1,000	0%
-20%	$1,000	0%
-30%	$1,000	0%
-31%	$690	-31%
-40%	$600	-40%
-50%	$500	-50%
-60%	$400	-60%
-70%	$300	-70%
-80%	$200	-80%
-90%	$100	-90%
-100%	$0	-100%

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you will receive at maturity will depend on the actual starting value of the lowest performing Market Measure and the actual ending value of the lowest performing Market Measure. The performance of the better performing Market Measure is not relevant to your return on the securities.

PRS-19

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

Hypothetical Maturity Payment Amounts

Set forth below are three examples of calculations of the maturity payment amount, reflecting a participation rate of 258% and a threshold value for each Market Measure equal to 70% of its starting value and assuming hypothetical starting values and ending values for each Market Measure as indicated in the examples. The terms used for purposes of these hypothetical examples do not represent the actual starting values, related threshold values or ending values applicable to the securities. The actual starting value and threshold value for each Market Measure were determined on the pricing date and are set forth under “Terms of the Securities” above. For historical data regarding the actual closing values of the Market Measures, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending value of the lowest performing Market Measure is greater than its starting value and the maturity payment amount is greater than the original offering price of your securities:

	EURO STOXX 50® Index	iShares® MSCI EAFE® ETF	iShares® MSCI Emerging Markets ETF
Hypothetical starting value:	100	$100	$100
Hypothetical ending value:	145	$120	$150
Hypothetical threshold value:	70	$70	$70
Market Measure return:	45%	20%	50%

Step 1: Determine which Market Measure is the lowest performing Market Measure.

In this example, the iShares® MSCI EAFE® ETF has the lowest Market Measure return and is, therefore, the lowest performing Market Measure.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Market Measure.

Since the hypothetical ending value of the lowest performing Market Measure is greater than its hypothetical starting value, the maturity payment amount per security would be equal to the original offering price of $1,000 plus a positive return equal to:

$1,000 × Market Measure return of the lowest performing Market Measure × 258% = $516

At maturity, you would receive $1,516 per security.

Example 2. The ending value of the lowest performing Market Measure is less than its starting value but greater than its threshold value and the maturity payment amount is equal to the original offering price of your securities:

	EURO STOXX 50® Index	iShares® MSCI EAFE® ETF	iShares® MSCI Emerging Markets ETF
Hypothetical starting value:	100	$100	$100
Hypothetical ending value:	85	$115	$120
Hypothetical threshold value:	70	$70	$70
Market Measure return:	–15%	15%	20%

Step 1: Determine which Market Measure is the lowest performing Market Measure.

In this example, the EURO STOXX 50® Index has the lowest Market Measure return and is, therefore, the lowest performing Market Measure.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Market Measure.

Since the hypothetical ending value of the lowest performing Market Measure is less than its hypothetical starting value, but greater than or equal to its threshold value, you would be repaid the original offering price of your securities at maturity.

At maturity, you would receive $1,000 per security.

PRS-20

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

Example 3. The ending value of the lowest performing Market Measure is less than its threshold value and the maturity payment amount is less than the original offering price of your securities:

	EURO STOXX 50® Index	iShares® MSCI EAFE® ETF	iShares® MSCI Emerging Markets ETF
Hypothetical starting value:	100	$100	$100
Hypothetical ending value:	120	$45	$110
Hypothetical threshold value:	70	$70	$70
Market Measure return:	20%	–55%	10%

Step 1: Determine which Market Measure is the lowest performing Market Measure.

In this example, the iShares® MSCI EAFE® ETF has the lowest Market Measure return and is, therefore, the lowest performing Market Measure.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Market Measure.

Since the hypothetical ending value of the lowest performing Market Measure is less than its threshold value, you would lose a portion of the original offering price of your securities and receive the maturity payment amount equal to $450 per security, calculated as follows:

= $1,000 + ($1,000 × Market Measure return of the lowest performing Market Measure)

= $1,000 + ($1,000 × –55%)

= $450

At maturity, you would receive $450 per security.

These examples illustrate that you will be fully exposed to a decrease in the lowest performing Market Measure from its starting value to its ending value if the ending value of the lowest performing Market Measure is less than its threshold value, even if the ending value of the other Market Measure has appreciated or has not declined below its respective threshold value.

To the extent that the starting value, threshold value and ending value of the lowest performing Market Measure and participation rate differ from the values assumed above, the results indicated above would be different.

PRS-21

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

Additional Terms of the Securities

The securities are senior unsecured Medium-Term Notes issued by Credit Suisse. In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the underlying supplement, product supplements, prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the maturity payment amount, calculated as provided herein. The maturity payment amount will be calculated as though the date of acceleration were the calculation day.

Postponement of the Calculation Day

If a market disruption event occurs or is continuing with respect to a Market Measure on the calculation day, then the calculation day for such Market Measure will be postponed to the first succeeding trading day for such Market Measure on which a market disruption event for such Market Measure has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such Market Measure after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day for such Market Measure. If the calculation day has been postponed eight trading days for a Market Measure after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to such Market Measure on such eighth trading day, the calculation agent will determine the closing value of such Market Measure on such eighth trading day:

(A)	For the Index, in accordance with the formula for and method of calculating the closing level of the Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at the time at which the official closing level of the Index is calculated and published by the relevant index sponsor) on such date of each security included in the Index. As used within this provision, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of the time at which the official closing level of the Index is calculated and published by the index sponsor.

(B)	For each Fund, based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such eighth trading day.

Notwithstanding the postponement of the calculation day for a Market Measure due to a market disruption event with respect to such Market Measure on the calculation day, the originally scheduled calculation day will remain the calculation day for any Market Measure not affected by a market disruption event on such day.

Calculation Agent

Credit Suisse International, one of our subsidiaries, will act as calculation agent for the securities. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine the maturity payment amount. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;

•	determine the closing values of the Market Measures under certain circumstances;

•	determine if adjustments are required to the closing value of a Market Measure under various circumstances;

•	if publication of the Index is discontinued, select a successor equity index (as defined below) or, if no successor equity index is available, determine the closing value of the Index; and

•	if a Fund undergoes a liquidation event, select a successor fund (as defined below) or, if no successor fund is available, determine the closing value of such Fund.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

PRS-22

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

Additional Terms Relating to the Index

Certain Definitions

A “trading day” means a day, as determined by the calculation agent, on which (i) the index sponsor is scheduled to publish the level of the Index and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying the Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for the Index means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the Index.

Market Disruption Events

A “market disruption event” means any of (A), (B), (C) or (D) below, as determined by the calculation agent in its sole discretion:

(A)	Any of the following events occurs or exists with respect to any security included in the Index or any successor equity index, and the aggregate of all securities included in the Index or successor equity index with respect to which any such event occurs comprises 20% or more of the level of the Index or successor equity index:

•	a material suspension of or limitation imposed on trading by the relevant stock exchange for such security or otherwise at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise;

•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant stock exchange at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day; or

•	the closure on any exchange business day of the relevant stock exchange for such security prior to its scheduled closing time unless the earlier closing is announced by such relevant stock exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant stock exchange and (ii) the submission deadline for orders to be entered into the relevant stock exchange system for execution at the scheduled closing time for such relevant stock exchange on that day.

(B)	Any of the following events occurs or exists with respect to futures or options contracts relating to the Index or any successor equity index:

•	a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise;

•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the Index or successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day; or

•	the closure on any exchange business day of any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by such related futures or options exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such related futures or options exchange and (ii) the submission deadline for orders to be entered into the related futures or options exchange system for execution at the close of trading for such related futures or options exchange on that day.

(C)	The index sponsor fails to publish the level of the Index or any successor equity index (other than as a result of the index sponsor having discontinued publication of the Index or successor equity index and no successor equity index being available).

(D)	Any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred:

(1)	the relevant percentage contribution of a security included in the Index or any successor equity index to the level of such index will be based on a comparison of (x) the portion of the level of such index attributable to that security to

PRS-23

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

(y) the overall level of such index, in each case using the official opening weightings as published by the index sponsor as part of the market opening data;

(2)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(3)	an “exchange business day” means any trading day on which (i) the index sponsor publishes the level of the Index or any successor equity index and (ii) each related futures or options exchange is open for trading during its regular trading session, notwithstanding any related futures or options exchange closing prior to its scheduled closing time.

Adjustments to the Index

If at any time the method of calculating the Index or a successor equity index, or the closing level thereof, is changed in a material respect, or if the Index or a successor equity index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to the Index or successor equity index as if those changes or modifications had not been made, and the calculation agent will calculate the closing level of the Index or successor equity index with reference to such index, as so adjusted. Accordingly, if the method of calculating the Index or successor equity index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the calculation agent will adjust the Index or successor equity index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).

Discontinuance of the Index

If the sponsor or publisher of the Index (the “index sponsor”) discontinues publication of the Index, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to the Index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and Credit Suisse, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity for purposes of calculating the closing level of the Index on any date of determination. Upon any selection by the calculation agent of a successor equity index, Credit Suisse will cause notice to be given to holders of the securities.

In the event that the index sponsor discontinues publication of the Index prior to, and the discontinuance is continuing on, the calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for the Index in accordance with the formula for and method of calculating the Index last in effect prior to the discontinuance, but using only those securities that comprised the Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for the Index, the successor equity index or level will be used as a substitute for the Index for all purposes, including the purpose of determining whether a market disruption event exists.

If on the calculation day the index sponsor fails to calculate and announce the level of the Index, the calculation agent will calculate a substitute closing level of the Index in accordance with the formula for and method of calculating the Index last in effect prior to the failure, but using only those securities that comprised the Index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day, then the provisions set forth above under “—Postponement of the Calculation Day” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the index sponsor to calculate and announce the level of, the Index may adversely affect the value of the securities.

PRS-24

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

Additional Terms Relating to the Funds

Certain Definitions

A “trading day” with respect to a Fund means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to such Fund or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “relevant stock exchange” for a Fund means the primary exchange or quotation system on which shares (or other applicable securities) of such Fund are traded, as determined by the calculation agent.

The “related futures or options exchange” for a Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts (or other applicable securities) relating to such Fund.

Market Disruption Events

A “market disruption event” with respect to a Fund means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.
(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.
(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.
(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.
(E)	The closure of the relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.
(F)	The relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a Fund:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to such Fund or any successor fund; and

PRS-25

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

(2)	the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for such Fund or any successor fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

Anti-dilution Adjustments Relating to the Funds; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor for a Fund as specified below if any of the events specified below occurs with respect to such Fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the calculation day.

The adjustments specified below do not cover all events that could affect a Fund, and there may be other events that could affect a Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, a Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the securities. All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on such Fund.

For any event described below, the calculation agent will not be required to adjust the adjustment factor for a Fund unless the adjustment would result in a change to the adjustment factor then in effect for such Fund of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred, then once such split has become effective, the adjustment factor for such Fund will be adjusted to equal the product of the prior adjustment factor of such Fund and the number of securities which a holder of one share (or other applicable security) of such Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) to which the securities are linked has been made by a Fund ratably to all holders of record of such shares (or other applicable security), then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the prior adjustment factor of such Fund plus the product of the prior adjustment factor of such Fund and the number of shares (or other applicable security) of such Fund which a holder of one share (or other applicable security) of such Fund before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such Fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred, then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor for such Fund and a fraction, the numerator of which is the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred with respect to a Fund:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and

PRS-26

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

(2)	“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of such Fund will equal the amount per share (or other applicable security) of such Fund of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of such Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If a Fund declares or makes a distribution to all holders of the shares (or other applicable security) of such Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor of such Fund as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)	Reorganization Events

If a Fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such Fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor of such Fund or the method of determining the maturity payment amount or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If a Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to such Fund, then, upon the calculation agent’s notification of that determination to the trustee and Credit Suisse, any subsequent fund closing price for such Fund will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If a Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such Fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for such Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate such Fund (including but not limited to the instance in which the relevant tracked index sponsor discontinues publication of the relevant tracked index), then the calculation agent will calculate the fund closing price for such Fund in accordance with the formula last used to calculate such fund closing price before such liquidation event, but using only those securities that were held by such Fund immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.

If a successor fund is selected or the calculation agent calculates the fund closing price as a substitute for such Fund, such successor fund or fund closing price will be used as a substitute for such Fund for all purposes, including for purposes of determining whether a market disruption event exists. Notwithstanding these alternative arrangements, a liquidation event with respect to such Fund may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating a Fund or a successor fund, or the relevant tracked index, is changed in a material respect, or if a Fund or a successor fund is in any other way modified so that such Fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of such Fund or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make

PRS-27

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of such Fund comparable to such Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price and the maturity payment amount with reference to such adjusted closing price of such Fund or such successor fund, as applicable.

PRS-28

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

The EURO STOXX 50® Index

The EURO STOXX 50® Index is an equity index that is composed of 50 of the largest stocks in terms of free-float market capitalization traded on the major exchanges of 11 Eurozone countries. See “The Reference Indices—The STOXX Indices—The EURO STOXX 50® Index” in the accompanying underlying supplement for additional information about the EURO STOXX 50® Index.

Historical Information

We obtained the closing levels listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the EURO STOXX 50® Index for the period from January 4, 2016 to February, 25, 2021. The closing level on February 25, 2021 was 3685.28. The historical performance of the EURO STOXX 50® Index should not be taken as an indication of the future performance of the EURO STOXX 50® Index during the term of the securities.

PRS-29

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

The iShares® MSCI EAFE® ETF

The iShares® MSCI EAFE® ETF is managed by BlackRock Fund Advisors. The iShares® MSCI EAFE® ETF seeks to track the investment results of the MSCI EAFE® Index, which is a free float-adjusted market capitalization index that is designed to measure the equity market performance of certain developed markets excluding the United States and Canada.

Information provided to or filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this pricing supplement. The iShares® MSCI EAFE® ETF is listed on the NYSE Arca, Inc. under the ticker symbol “EFA.”

This pricing supplement relates only to the securities offered hereby and does not relate to the iShares® MSCI EAFE® ETF. We have derived all disclosures contained in this pricing supplement regarding the iShares® MSCI EAFE® ETF from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor any agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the iShares® MSCI EAFE® ETF. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the iShares® MSCI EAFE® ETF in connection with the offer and sale of securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the iShares® MSCI EAFE® ETF (and therefore the price of the iShares® MSCI EAFE® ETF at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the iShares® MSCI EAFE® ETF could affect the payment at maturity, if any, with respect to the securities and therefore the trading prices of the securities.

We and/or our affiliates may presently or from time to time engage in business with the iShares® MSCI EAFE® ETF. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the iShares® MSCI EAFE® ETF, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the iShares® MSCI EAFE® ETF. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

For additional information on the MSCI EAFE® Index, please see “The Reference Indices—The MSCI Indices—The MSCI EAFE® Index” in the accompanying underlying supplement.

PRS-30

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

The iShares® MSCI EAFE® ETF

Historical Information

We obtained the fund closing prices of the iShares® MSCI EAFE® ETF listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily fund closing prices of the iShares® MSCI EAFE® ETF for the period from January 4, 2016 to Febraury 25, 2021. The fund closing price on February 25, 2021 was $75.07. The historical performance of the iShares® MSCI EAFE® ETF should not be taken as an indication of the future performance of the iShares® MSCI EAFE® ETF during the term of the securities.

PRS-31

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

The iShares® MSCI Emerging Markets ETF

The iShares® MSCI Emerging Markets ETF is managed by BlackRock Fund Advisors. The iShares® MSCI Emerging Markets ETF seeks to track the investment results of the MSCI Emerging Markets Index, which is a free float-adjusted market capitalization index that is designed to measure the equity market performance of certain developed markets excluding the United States and Canada.

Information provided to or filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-97598 and 811-09102 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this pricing supplement. The iShares® MSCI Emerging Markets ETF is listed on the NYSE Arca, Inc. under the ticker symbol “EEM.”

This pricing supplement relates only to the securities offered hereby and does not relate to the iShares® MSCI Emerging Markets ETF. We have derived all disclosures contained in this pricing supplement regarding the iShares® MSCI Emerging Markets ETF from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor any agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the iShares® MSCI Emerging Markets ETF. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the iShares® MSCI Emerging Markets ETF in connection with the offer and sale of securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the iShares® MSCI Emerging Markets ETF (and therefore the price of the iShares® MSCI Emerging Markets ETF at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the iShares® MSCI Emerging Markets ETF could affect the payment at maturity, if any, with respect to the securities and therefore the trading prices of the securities.

We and/or our affiliates may presently or from time to time engage in business with the iShares® MSCI Emerging Markets ETF. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the iShares® MSCI Emerging Markets ETF, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the iShares® MSCI Emerging Markets ETF. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

For additional information on the MSCI Emerging Markets Index, please see “The Reference Indices—The MSCI Indices—The MSCI Emerging Markets Index” in the accompanying underlying supplement.

PRS-32

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

The iShares® MSCI Emerging Markets ETF

Historical Information

We obtained the fund closing prices of the iShares® MSCI Emerging Markets ETF listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily fund closing prices of the iShares® MSCI Emerging Markets ETF for the period from January 4, 2016 to February 25, 2021. The fund closing price on February 25, 2021 was $54.46. The historical performance of the iShares® MSCI Emerging Markets ETF should not be taken as an indication of the future performance of the iShares® MSCI Emerging Markets ETF during the term of the securities.

PRS-33

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

United States Federal Tax Considerations

This discussion supplements and, to the extent inconsistent therewith, supersedes the discussion in the accompanying product supplement under “United States Federal Tax Considerations.”

There are no statutory, judicial or administrative authorities that address the U.S. federal income tax treatment of the securities or instruments that are similar to the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid financial contract that is an “open transaction” for U.S. federal income tax purposes. However, there is uncertainty regarding this treatment.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or other disposition.

•	Upon a sale or other disposition (including retirement) of a security, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

Even if the treatment of the securities as described herein is respected, there is a substantial risk that your purchase of a security will be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Prepaid Financial Contracts that are Open Transactions—Possible Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax advisor regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In particular, the IRS could treat the securities as contingent payment debt instruments, in which case the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized, could be materially and adversely affected. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions in the next paragraph and in “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” and “United States Federal Tax Considerations—FATCA” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Code generally imposes a 30% withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Treasury regulations under Section 871(m), as modified by an IRS notice, exclude from their scope financial instruments issued prior to January 1, 2023 that do not have a “delta” of one with respect to any U.S. equity. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. equity and, therefore, should not be subject to withholding tax under Section 871(m).

PRS-34

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax advisor regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-35

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE® ETF and the iShares® MSCI Emerging Markets ETF due March 2, 2026

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as United States counsel to Credit Suisse, when the securities offered by this pricing supplement have been executed and issued by Credit Suisse and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities will be valid and binding obligations of Credit Suisse, enforceable against Credit Suisse in accordance with their terms, subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, (ii) concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and (iii) possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities. Insofar as this opinion involves matters governed by Swiss law, Davis Polk & Wardwell LLP has relied, without independent inquiry or investigation, on the opinion of Homburger AG, dated February 11, 2021 and filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on February 11, 2021. The opinion of Davis Polk & Wardwell LLP is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Homburger AG. In addition, the opinion of Davis Polk & Wardwell LLP is subject to customary assumptions about the establishment of the terms of the securities, the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities, and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated February 11, 2021, which was filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on February 11, 2021. Davis Polk & Wardwell LLP expresses no opinion as to waivers of objections to venue, the subject matter or personal jurisdiction of a United States federal court or the effectiveness of service of process other than in accordance with applicable law. In addition, such counsel notes that the enforceability in the United States of Section 10.08(c) of the indenture is subject to the limitations set forth in the United States Foreign Sovereign Immunities Act of 1976.

PRS-36